Exhibit (1)(b)

                               STATE OF DELAWARE

                       CERTIFICATE OF AMENDMENT NO. 1 TO

                             CERTIFICATE OF TRUST


               The Woodward Variable Annuity Fund hereby certifies that pursuant to Title 12, Section 3810(b) of the Delaware Business Trust Act, the undersigned business trust executed the following Certificate of Amendment:

               1.     Name of the Trust:  The Woodward Variable Annuity
                      Fund;

               2. Section 1.1 of the Certificate of Trust is hereby amended in the entirety to read as follows:

                      Name. The name of the trust created hereby is the "Pegasus Variable Annuity Fund";

               3. The Certificate of Trust is hereby further amended to change all other appropriate references in the Trust Instrument to reflect the fact that the name of the Trust is "Pegasus Variable Annuity Fund";

               4. This Certificate of Amendment shall be effective on: October 7, 1996.

               IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 3rd day of October, 1996.



                                                   /s/ Donald G. Sutherland
                                                   ------------------------
                                                   Donald G. Sutherland
                                                   President and
                                                   Trustee of the Trust